April 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
ATTN:  FILING DESK
RE:	POWER OF ATTORNEY AUTHORIZATION FOR SECTION 16(A)
Ladies and Gentlemen:
By means of this letter I authorize STEPHEN ZANIBONI, BETH ANDERSON, THERESA LEE and CLARKE NEUMANN, or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of Sequenom, Inc. (the "Company"). Any of these individuals is accordingly authorized to sign any Form 3, Form 4, Form 5, or amendment thereto which I am required to file with the same effect as if I had signed it myself.
This authorization shall remain in effect until revoked in writing by me.
Yours truly,
/s/

HARRY F. HIXSON, JR., PH.D.


POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of each of STEVEN ZANIBONI, BETH ANDERSON, THERESA LEE, and CLARKE NEUMANN, signing individually, as the undersigned's true and lawful attorney-in-fact and agent to:
(1) execute for and on behalf of the undersigned, an officer or director of Sequenom, Inc. (the "Company"), Forms 3, 4, and 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder,
(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any nature whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact may on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act, and the undersigned hereby agrees to indemnify and hold harmless each of the attorneys-in-fact and the Company from any liabilities or damages that arise out of the performance or failure to perform any of the actions described herein.
This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of April, 2003.
/s/
HARRY F. HIXSON, JR., PH.D.
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